Exhibit 19.1

SLM Student Loan Trust 2003-12

Officer’s Certificate of the Servicer

Annual Statement of Compliance

As of December 31, 2004

TO:	Indenture Trustee	Eligible Lender Trustee
	The Bank of New York	Chase Manhattan Bank USA, National Association
	101 Barclay Street 8 West	Christiana Center/OPS4, 500 Stanton Christiana Road
	New York, New York 10286	Newark, Delaware 19713
	Attn: Corporate Trust-Structured Finance	Attn: Corporate Trust Department

Copy:	The Bank of New York	JP Morgan Chase Bank
	2 North LaSalle Street Suite 1020	4 New York Plaza
	Chicago, Illinois 60602	New York, New York 10004
	Attn: Corporate Trust-Structured Finance	Attn: Structured Finance Services

Pursuant to Section 3.2 of the Administration Agreement (the “Agreement”), we hereby certify that (i) a review of the activities and performance of the Servicer from January 1, 2004 through December 31, 2004 under this Agreement and under the Servicing Agreement dated as of November 25, 2003 has been made under our supervision, and (ii) to the best of our knowledge, the Servicer has fulfilled its obligations in all material respects under the Agreement and under the Servicing Agreement throughout such period.

SALLIE MAE Inc., as Servicer

12061 Bluemont Way

Reston, Virginia 20190

/s/ ROBERT A. CRAWFORD
Robert A. Crawford, Senior Vice President and Controller

/s/ C. E. ANDREWS
C. E. Andrews, Executive Vice President, Accounting and Risk Management

Sallie Mae, Inc.

12061 Bluemont Way

Reston, VA 20190

February 28, 2005

Maricela Marquez

The Bank of New York

2 North LaSalle St

Suite 1020

Chicago, IL 60602

John Cashin

Chase Manhattan Bank USA, NA

500 Stanton Christiana Rd, 3rd Floor/OPS4

Newark, DE 19713

SLM TRUST 2003-10

SLM TRUST 2003-11

SLM TRUST 2003-12

Pursuant to Section 3.2 of the Administration Agreement (the “Agreement”), we, the undersigned, hereby certify that (i) a review of the activities and performance of the Administrator from January 1, 2004 through December 31, 2004 has been made under our supervision and (ii) to the best of our knowledge, based on such review, the Administrator has fulfilled its obligations in all material respects under the Agreement throughout such period.

/s/ GREGORY A. SWARTZ	/s/ J. LANCE FRANKE
Gregory A. Swartz, Managing Director,	J. Lance Franke, Sr. Vice President
Corporate Finance Operations	Corporate Finance
Sallie Mae, Inc.	Sallie Mae, Inc.

cc:	Chase Manhattan Bank USA, N.A.
Eligible Lender Trustee